Exhibit 10.2

On June 2, 2005, under the 2002 Employee Incentive Stock Option Plan, upon the recommendation of the Compensation Committee, the Company’s Board of Directors awarded William Hunt, the Company’s President and Chief Executive Officer, options to purchase 200,000 shares of the Company’s common stock with an exercise price of $2.13.